EXHIBIT 99.1



                                                Contact:  Robert A. Lerman
                                                            860-683-2005
NEWS RELEASE                                                OTCBB:  TDYT
                                                            February 14, 2006



             THERMODYNETICS ANNOUNCES RECEIPT OF $1.6 MILLION ORDER

                      FOR TITANIUM COAXIAL HEAT EXCHANGERS

WINDSOR, CT - Tuesday, February 14, 2006, OTCBB:TDYT

Thermodynetics, Inc.'s subsidiary Turbotec Products, inc. announced today that it had received a $1.6 million purchase order for thousands of titanium coaxial coils from a major manufacturer of swimming pool heat pumps. The purchase order covers a 12-15 month period and represents a sole source supply arrangement with this customer.

Sunil Raina, Turbotec's General Manager stated that in what is to be the second swimming pool installation year for this product line, "based on supply arrangements and orders on hand, Turbotec believes it has captured more than a third of the market.." He continued and said "the introduction of the titanium surface enhanced inner tube allows our customers to offer a very long warranty for the overall heat pump. The plastic shell offers protection from hostile weather while also avoiding rust or other discolorations, while also reducing weight and extending the coil's life."


Robert Lerman, Turbotec's Managing Director reported that "Turbotec's titanium heat exchanger with a plastic outer shell was first introduced in November 2004 and the latest order is a testament to the new product's acceptance by the industry because of its high quality and exceptional performance. The corrosive nature of pool and sea water previously was served by copper alloy tubes which could only offer a 5 year life."


Floyd Lewis, Turbotec's Director of Sales and Marketing said that he believes that "we are the only company that can offer titanium heat exchangers with plastic shells in production quantities and we are seeking new applications for our tubing and assemblies. We are interested in applying our technology to other industries and we welcome cooperative engineering challenges."



ABOUT THERMODYNETICS

         Thermodynetics, Inc., is a manufacturer of high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer, transportation, and plumbing applications. The Company markets its products in the United States, Canada and abroad to customers in the space conditioning, refrigeration, automotive, biomedical, plumbing, appliance, water heating and aerospace industries.

         The Company's products are presently used in heat pumps as condensers and evaporators in heating, refrigeration, food processing and air-conditioning
systems;   in  the  biomedical  field  (as  blood  or


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intravenous  fluid heat  exchangers);  in heat recovery units used to heat water with waste heat from air conditioning, refrigeration systems; in ice production systems; in laser coolers, beverage dispensers, food processing systems, chillers, heat pump systems and boilers, and modules for use as components in large condensing or desuperheater systems; and are generally usable in most applications where heat transfer is required. The tubing is also used as a flexible connector in plumbing applications.


FORWARD LOOKING STATEMENTS

     This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company's actual business, prospects and operating results to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the Company's ability to successfully and timely develop and finance new projects, the impact of competition on the Company's revenues, changes in unit prices, and supply and demand for the Company's tubing product lines in the markets served.

     When used, words such as "believes," "anticipates," "expects," "continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business.